EXHIBIT 10.9

DOMAIN NAME PURCHASE AGREEMENT

This Domain Name Purchase Agreement (this “Agreement”) is dated as of May 16, 2014 by and among SearchCore, Inc., a Nevada corporation (“SearchCore”), on the one hand, and Brad Nelms, an individual (“Nelms”) and Platinum Technology Ventures, LLC, a Nevada limited liability company (“Platinum”), on the other hand. Each of SearchCore, Nelms, and Platinum shall be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Nelms was the record owner of the domain names set forth on Exhibit A attached hereto and made a part hereof (the “Indirect Domain Names”), on behalf of SearchCore and prior to their transfer to Domain Capital, LLC (“DCL”) as part of a sale-leaseback financing transaction, and held the domain names pursuant to that certain Domain Holding and Transfer Agreement dated August 13, 2012;

WHEREAS, SearchCore was the record owner of the domain names set forth on Exhibit B attached hereto and made a part hereof (the “Direct Domain Names” and, together with the Indirect Domain Names, the “Pledged Domain Names”), prior to their transfer to DCL as part of the same sale-leaseback financing transaction;

WHEREAS, SearchCore desires to sell, transfer and assign to Platinum, and Platinum desires to purchase and acquire from SearchCore, the Pledged Domain Names (including all intellectual property, code, software and rights related to branding associated therewith), with the exception of www.toyhaulers.com and www.traveltrailer.com (the domain names being sold are referred to herein as the “Domain Names”) according to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF THE DOMAIN NAMES

1.1           Purchase and Sale of the Domain Names. SearchCore hereby sells, transfers, assigns and delivers to Platinum, free and clear of any liens or encumbrances of any kind other than as set forth herein, all of SearchCore’s right, title and interest in and to the Domain Names.

1.2           Purchase Price. The purchase price for the Domain Names (the “Purchase Price”) is as follows:

1.2.1           The sum of One Million Dollars ($1,000,000), payable in the form of a non-recourse secured promissory note, a copy of which is attached hereto as Exhibit C (the “Purchase Note”), in favor of SearchCore;

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1.2.2           Platinum shall assume the obligations of SearchCore under that certain Lease Agreement dated August 8, 2013 and that certain Buyback Agreement dated August 8, 2013 (except that Platinum agrees to immediately transfer www.traveltrailer.com and www.toyhaulers.com to SearchCore upon the repurchase thereof), both by and between SearchCore and Domain Capital, LLC (“DCL”), pursuant to a Assignment, Assumption and Indemnity Agreement entered into with DCL, a copy of which is attached hereto as Exhibit D (the “Sublease Agreement”). Notwithstanding the foregoing, SearchCore will make the payments to DCL under the Sublease for the months of May through October, 2014; and

1.2.3           Nelms shall execute a Personal Guaranty for the obligations arising under the Sublease Agreement, a copy of which is attached hereto as Exhibit E (the “Personal Guaranty”);

1.2.4           Platinum and Nelms hereby agree that, for so long as they or their affiliates, successors, or assigns are the record or beneficial owners of any of the Domain Names, SearchCore and its affiliates, successors or assigns will receive the highest subscription level, for example, “gold” level, or equivalent, on the primary website, currently www.manufacturedhomes.com, for each manufactured home retail center location it owns, manages, has a financial interest in, or controls.

1.3           No Additional Assumption of Liabilities. Other than as set forth herein, or in the exhibits attached hereto, Nelms and Platinum will not assume any obligations of SearchCore.

1.4           Closing; Conditions to Closing. The Closing (the “Closing”) shall take place at the offices of SearchCore on May 19, 2014, or at such other place, date and time as the Parties may agree in writing (the “Closing Date”), and will be subject to the following conditions, which much be satisfied at or prior to the Closing unless otherwise specified:

1.4.1   Platinum will have executed the Purchase Note, along with a pledge and security agreement, a copy of which is attached hereto as Exhibit F (the “Security Agreement”), and a UCC-1 Financing Statement, a copy of which is attached hereto as Exhibit G (the “UCC-1”);

1.4.2   Platinum will have executed the Operating Expenses Note (as hereinafter defined).

1.4.3   Platinum, SearchCore, and DCL will have executed the Sublease Agreement;

1.4.4   SearchCore and Nelms will have executed the Personal Guaranty;

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1.4.5   SearchCore and Nelms will have executed a separation and mutual release agreement, a copy of which is attached hereto as Exhibit H (the “Release Agreement”), which terminated Nelms’ employment with SearchCore and released both parties from any further obligations to each other arising therefrom;

1.4.6   The respective Board of Directors of each of SearchCore and Platinum shall have approved the transactions contemplated by this Agreement and delivered evidence thereof satisfactory to the Parties.

1.5           Post Closing Activities.

1.5.1   Operating Expenses Loan.

(a)           Beginning on May 26, 2014, and continuing on the 26th day of each month for six (6) consecutive months thereafter, SearchCore will loan to Platinum the sum of Fifteen Thousand Dollars ($15,000), up to a maximum of Ninety Thousand Dollars ($90,000), for operating expenses related to ongoing operations of the www.manufacturedhomes.com website (the “Operating Expenses Loan”). Operating expenses shall include coding, programming, sales, administration, and human resources.

(b)           Beginning on November 26, 2014, and continuing on the 26th day of each month for six (6) consecutive months thereafter, Platinum will repay the Operating Expenses Loan in monthly payments of Fifteen Thousand Dollars ($15,000), plus amortized interest at the rate of one percent (1%) per annum.

(c)           The terms and conditions of the Operating Expenses Loan will be set forth in a non-recourse secured promissory note, a copy of which is attached hereto as Exhibit I (the “Operating Expenses Note”), in favor of SearchCore.

1.5.2           At any time after the Closing Date, upon any Party’s written request and without further consideration, the other Parties shall take such other actions as the requesting Party may reasonably deem necessary or desirable in order to consummate the terms of, obligations under and transactions contemplated by, this Agreement.

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ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1           Authority. The Parties, and each of them, represent to the other Parties that he or it has the right to enter into this Agreement and has the ability to perform its obligations hereunder, including the assignment, transfer and delivery by SearchCore, and purchase by Platinum, of the Domain Names hereunder. SearchCore and Platinum are both duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.2           “As Is” “Where Is”. Platinum has received all of the information and documentation it requires in connection with the Domain Names and, except as expressly provided herein, is acquiring its interest in the Domain Names in an “as is” “where is” condition.

2.3           No Other Representations. Except as expressly set forth in this Agreement, no Party makes any further representations or warranties concerning the subject matter contained herein.

2.4           Survival. Each of the representations, warranties and agreements of each of the Parties contained in this Agreement shall survive the Closing Date.

ARTICLE 3
MISCELLANEOUS

3.1           Each Party agrees to indemnify and hold harmless the other Parties and any of their agents, employees, directors, assigns or all other representatives against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, or any breach of any material representation, warranty or covenant by either Party or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either Party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

3.2           Each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter hereof (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. Notwithstanding the foregoing, the Parties acknowledge SearchCore’s obligation to disclose the transactions contemplated by this Agreement in its filings with the Securities and Exchange Commission, including filing a copy hereof as an exhibit thereto.

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3.3           All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) upon personal delivery if deposited with a recognized courier with written verification of receipt. All communications shall be sent as follows:

If to SearchCore:	SearchCore, Inc. 26497 Rancho Parkway South Lake Forest, CA 92630 Attn: James Pakulis

with a copy to:	Clyde Snow & Sessions, PC 201 S. Main Street, 13th Floor Salt Lake City, UT 84111 Attn: Brian A. Lebrecht

If to Nelms or Platinum:	_______________________________
_______________________________
_______________________________
_______________________________

or at such other address as the Seller or Buyer may designate by ten (10) days advance written notice to the other Party hereto.

3.4           This Agreement sets forth the entire understanding of the Parties and supersedes any prior agreement or understanding relating to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

3.5           SearchCore, in its sole and exclusive power, may assign, sell, transfer or otherwise convey, pledge or encumber any of its rights, obligations or interests under this Agreement. No other Party may assign, sell, transfer or otherwise convey, pledge or encumber any of its rights, obligations or interests under this Agreement without the prior written consent of the Parties.

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3.6           Except as otherwise provided herein, the provisions hereof shall insure to the benefit of, and be binding upon, the successor, assigns, heirs, executors and administrators of the Parties hereto

3.7           This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void in any jurisdiction to be unenforceable or void in any jurisdiction, the other provisions of this Agreement shall remain in full force and effect under applicable law and shall be construed in order to effectuate the purpose and intent of this Agreement. Any action brought by any party hereto shall be brought in the courts located in Orange County California.

3.8           Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“SearchCore”		“Platinum”

SearchCore, Inc.,		Platinum Technology Ventures, LLC,
a Nevada corporation		a Nevada limited liability company

	/s/ James Pakulis		/s/ Brad Nelms
By:	James Pakulis	By:	Brad Nelms
Its:	President and Chief Executive Officer	Its:	Manager

“Nelms”

/s/ Brad Nelms
Brad Nelms, an individual

Exhibits:

A – Indirect Domains B – Direct Domains C – Purchase Note D – Sublease Agreement E – Personal Guaranty F – Security Agreement G – UCC-1 H – Release Agreement I – Operating Expenses Note

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Exhibit A

Indirect Domain Names

[To be completed.]

A-1

Exhibit B

Direct Domain Names

[To be completed.]

B-1

Exhibit C

Purchase Note

C-1

Exhibit D

Sublease Agreement

D-1

Exhibit E

Security Agreement

E-1

Exhibit F

UCC-1

F-1

Exhibit G

Release

G-1

Exhibit H

Operating Expenses Note

 H-1